                                                                EXHIBIT 11(ii)
                                        Form of Opinion and Consent of Counsel

                           MAYER, BROWN, ROWE & MAW

                                1675 BROADWAY

                        NEW YORK, NEW YORK 10019-5820

                             -------------------

Oppenheimer Value Fund
c/o OppenheimerFunds, Inc.
6803 S. Tucson Way
Centennial, CO 80112

Ladies and Gentlemen:

      We  have  acted  as  counsel  for  Oppenheimer  Trinity  Value  Fund,  a
Massachusetts  business trust ("Trinity  Value Fund"),  in connection with the
transactions   contemplated   by   that   certain   Agreement   and   Plan  of
Reorganization  dated as of April 17,  2003 (the  "Agreement")  by and between
Trinity Value Fund, and  Oppenheimer  Value Fund ("Value  Fund"),  a series of
Oppenheimer Series Fund, Inc., a Maryland Corporation.

      We are rendering this opinion  pursuant to Section 10B of the Agreement.
Unless otherwise  specified,  all capitalized terms used herein shall have the respective meanings attributed to them in the Agreement.

      In  rendering  our  opinion,  we have made such legal  examinations  and inquiries  and  examined  such  documents,  as we  have  deemed  necessary  or appropriate for the purposes of rendering this opinion.  In such  examination, we  have  assumed  the  authenticity  of  all  documents  submitted  to  us as originals and the conformity to original  documents of all copies submitted to us as certified,  conformed or photostatic  copies and the authenticity of the
originals  of  such  latter  documents.   In  connections  with  the  opinions
expressed  herein,  we have  relied as to factual  matters on  representations made  by  Trinity  Value  Fund  in  the  Agreement  and  in  other  documents,
instruments  and   certificates   delivered  to  us  in  connection  with  the
transactions   contemplated  by  the  Agreement.  We  have  also  relied  upon certificates  of public  officials and officers of Trinity Value Fund and upon other  information  we have  obtained in the course of our  representation  of
Trinity Value Fund in connection  with the  transactions  contemplated  by the
Agreement.  Anything to the contrary contained herein notwithstanding,  to the extent any  opinion  set forth  herein  relates to the  business  or assets of
Trinity  Value Fund,  our  opinion is based  solely on the  business,  assets, agreements,  contracts,  judgments, orders and decrees actually known to those lawyers  currently  members  of or  employed  by our  firm  or  identified  by officers  of  Trinity  Value  Fund in the  Agreement  and in other  documents,
instruments  and   certificates   delivered  to  us  in  connection  with  the
transactions   contemplated   by  the  Agreement,   without  any   independent
examination or inquiry on our part.

      Based on the foregoing we are of the opinion that:

1.    Trinity  Value  Fund is an  unincorporated  voluntary  association  duly organized,  validly  existing and in good standing under the laws of the
      Commonwealth of  Massachusetts  with full power to carry on its business as  described in its charter and now being  conducted  and to enter into and perform the Agreement.

2.    All action  necessary  to make the  Agreement,  according  to its terms, valid,  binding and  enforceable  upon Trinity  Value Fund in accordance
      with  its  terms,   and  to  authorize   effectively  the   transactions
      contemplated by the Agreement have been taken by Trinity Value Fund.

3.    The  Agreement  has been duly  authorized,  executed  and  delivered  by
      Trinity  Value  Fund,  and,  assuming  that the  Registration  Statement complies with the  Securities  Act of 1933, as amended (the "1933 Act"), the  Securities  Exchange  Act of 1934,  as amended (the "1934 Act") and the Investment  Company Act of 1940, as amended (the "1940 Act") and the regulations  thereunder  and assuming due  authorization,  execution and delivery  of the  Agreement  by  Value  Fund,  is a  valid  and  binding obligation  of Trinity  Value Fund,  enforceable  against  Trinity Value
      Fund,  in  accordance  with its  terms,  subject  as to  enforcement  to
      bankruptcy,   insolvency,    reorganization,    moratorium,   fraudulent
      conveyance and other laws relating to or affecting  creditors rights and to general  equity  principles  (regardless  of whether  considered in a proceeding in law or in equity),  equitable  defenses and the discretion of the court  before  which any  proceeding  for  specific  performance, injunction or other forms of equitable relief may be brought.

4.    The   execution   and  delivery  of  the  Agreement  did  not,  and  the
      consummation of the transactions  contemplated thereby will not, violate
      Trinity Value Fund's Declaration of Trust or By-laws.

5.    To our knowledge,  no consent,  approval,  authorization or order of any court or  governmental  authority  of the United  States or any state is required for the  consummation by Trinity Value Fund of the transactions contemplated  in the Agreement,  except such as have been obtained under the 1933 Act,  the 1934 Act and the 1940 Act and such as may be required under state securities laws.

      We are  members  of the bar of the  State  of New York  and  express  no opinion as to the laws of any jurisdiction  other than the federal laws of the
United  States  of  America  and  the  laws  of  the  State  of New  York.  In particular,  we do not  hold  ourselves  out as  qualified  to  practice  with respect to the laws of the  Commonwealth of  Massachusetts  and, to the extent that the opinions  expressed  herein relate to the laws of the Commonwealth of
Massachusetts,  we have  relied  exclusively,  with  your  consent,  upon  the opinion of Kushner & Sanders LLP, dated  ________________ and our opinions set forth herein are subject to all  limitations,  exceptions  and  qualifications contained in such opinion as if set forth herein in full.  Further, we express no opinion as to the state securities or blue sky laws of any jurisdiction.

      This  opinion  is solely for the  benefit of Trinity  Value Fund and may not be provided to or relied on by any other person  without our prior written consent.  Our  opinion is based on and  limited to the  current  status of the law, and is subject in all respects to, and may be limited by,  future  rules, regulations  and  legislation,  as  well as  developing  case  law.  We do not undertake to notify any person of changes in facts or law  occurring or coming to our attention after the delivery of this opinion.

                                          Very truly yours